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Exhibit 23.3

Gaffney, Cline & Associates Gaffney, Cline & Associates Limited Bentley Hall, Blacknest Alton, Hampshire GU34 4PU, UK Telephone: +44 (0)1420 525366 www.gaffney-cline.com
CJF/EE0212611/sf	21st September, 2012

ZaZa Energy Corporation,
1301 McKinney Street,
Suite 2850,
Houston,
Texas 77010.

Dear Sirs,

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        Gaffney, Cline & Associates (GCA) hereby consents to the incorporation by reference therein Registration Statement (Form S-1) for the registration of 34,650,789 shares of common stock of ZaZa Energy Corporation of its report dated 20th March, 2012, containing its opinion on the proved, probable and possible reserves attributable to certain assets owned by Toreador Resources Corporation as of 31st December, 2011.

Yours Sincerely, GAFFNEY, CLINE & ASSOCIATES LTD. /s/ BRIAN C. RHODES Brian C. Rhodes

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Registered in England, number 1122740, at the above address

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS